SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2004

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact name of registrant as specified in its charter)

                  0-28-44 (Blue Ridge)      24-0854342 (Blue Ridge)

Pennsylvania      0-28-43 (Big Boulder)     24-0822326 (Big Boulder)

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(State of other   (Commission File Number)   (IRS Employer

jurisdiction of                              Identification Number)

incorporation)

P. O. Box 707, Blakeslee, Pennsylvania 18610-0707

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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (570) 443-8433

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Not applicable

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(Former name or former address, if changed since last report)

     Under a Security  Combination  Agreement  between  Blue  Ridge Real  Estate Company (Blue Ridge) and Big Boulder  Corporation (Big Boulder)  (referred to as the  Corporations)  and  under the by-laws of the  Corporations,  shares of the Corporations are combined in unit  certificates,  each certificate  representing the same number of shares of each of the  Corporations.  Shares of either of the

Corporations may be transferred only together with an equal number of shares of the other Corporation.  For this reason, a combined Blue Ridge/Big Boulder Form 8-K is being filed.  Except as otherwise indicated, all information applies to both Corporations.

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Item 2.  Acquisition or Disposition of Assets

     On June 23, 2004, Coursey Commons Shopping Center located in Baton Rouge, Louisiana was acquired by Coursey Commons Shopping Center, LLC, Coursey Creek, LLC and Cobble Creek, LLC (the LLCs), all newly formed and wholly owned subsidiaries of Blue Ridge Real Estate Company. Cobble Creek, LLC took over the general partners interest, Coursey Creek, LLC took over the limited partners interest and Coursey Commons Shopping Center, LLC will be the deeded owner of the center.  The property was purchased from Bright-Meyers 2001, LLC, a Georgia limited liability company (“General Partner”), Bright-Meyers Coursey Associates, L.P., a Tennessee limited partnership, both whose address is c/o Fletcher Bright Company, 537 Market Street, Suite 400, Chattanooga, Tennessee 37402.  The sellers have no material relationship to the Registrant or any of its affiliates, any director or officer of the Corporations or any associate of any such director or officer.

     The Coursey Commons Shopping Center began operations effective January 1, 2004.  The property consists of buildings, fixtures, equipment (including permanent shopping center signs) and other improvements constructed thereon, including but not limited to the approximately 67,755 square feet of leasable space leased by 16 tenants with an 89% occupancy rate as of June 23, 2004 and 9.432 acres of land located in East Baton Rouge Parish, Louisiana.

      The purchase price, (which was determined through direct negotiations between the parties), of the acquired asset was $10,900,000.  The LLCs acquired a mortgage note payable with Kimco Realty Corporation (the major shareholder of the Corporations) in the amount of $7,374,095 which will serve as a bridge loan until such time as permanent financing is in place. The net balance of the purchase price was funded by cash held in escrow via the third party intermediary. The acquisition is the final replacement property for the tax deferred like-kind exchange of Dreshertown Plaza in accordance with Internal Revenue Code Section 1031.

The LLCs have acquired the management services of Kimco Realty Corporation, the major shareholder of the Corporations.  The Kimco Realty Corporation will be responsible for renting, operating and managing the shopping center.  The acquired assets will continue to be used in the same manner as that of the previous owner.

Based on the closing date of June 23, 2004 this transaction will be included in the Corporations’ quarterly report on Form 10-Q for the fiscal quarter ending July 31, 2004.

Item 7.  Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

     The statement of operations from the period of inception (January 1, 2004) to June 23, 2004.

     The financial statements identified in this Item 7 are not included in this report as filed initially.  Such financial statements will be filed as part of an amendment to this report not later than 60 days after the date on which this report is required to be filed.

                                     Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Corporations has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Blue Ridge Real Estate Company

                                     Big Boulder Corporation

Date: June 23, 2004

                                     By: /s/ Eldon D. Dietterick

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                                         Eldon D. Dietterick

                                         Executive Vice President

                                         and Treasurer

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